SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 ( C ) OF THE SECURITIES EXCHANGE
ACT OF 1934

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[X]	PRELIMINARY INFORMATION STATEMENT

[ ]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14C-5(D)(2))

[ ]	DEFINITIVE INFORMATION STATEMENT

DIGITAL BRIDGE, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
COMMISSION FILE NO. 0-26755

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TOTAL NUMBER OF PAGES: 37

INDEX TO EXHIBITS: PAGE 8

Preliminary Copies

DIGITAL BRIDGE, INC.
21436 North 20th Avenue
Phoenix, AZ 85027

This Information Statement is being mailed to the stockholders of Digital Bridge, Inc. (the “Company”) on or about July 1, 2001 in connection with the previous approval by the board of directors of the Company of the corporate action referred to below and its subsequent adoption by stockholders owning a majority of the issued and outstanding Common Stock of the Company, par value $.001 per share (“Common Stock”). Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of these corporate actions before they take effect.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ACTION TAKEN

     The Company, as authorized by the necessary approvals of the board of directors and stockholders owning a majority of the issued and outstanding shares of Common Stock, has done the following:

1)	Approved an amendment (the “Amendment”) to the Company’s Certificate of Incorporation, as amended, to increase the authorized Common Stock from 50,000,000 shares to 200,000,000 shares.

2)	Elected John C. Flanders, Jr., Kenneth Paganini, Scott M. Manson and Seth D. Heyman to the Company’s Board of Directors

3)	Approved the Company’s 2000 Stock Option Plan

4)	Approved changing the Company’s auditors to Rotenberg & Company LLP from Hood & Strong LLP

NO DISSENTERS’ RIGHTS

     The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their shares.

DIRECTORS AND EXECUTIVE OFFICERS

     The officers, directors and nominees for director of Digital as of June 21, 2001 are as follows:

Name	Age	Position	Held Office Since

John C. Flanders, Jr.	32	CEO & Director	9/20/00

Kenneth Paganini	51	Director	9/21/00

Scott M. Manson	41	President, CFO, Treasurer & Director Nominee	1/08/01

Seth D. Heyman	36	CEO of OTVnet, Secretary & Director Nominee	9/21/00

Aaron Lang	26	Director	1/28/00

     All Digital directors are elected for one-year terms. All officers serve at the pleasure of the Board of Directors, which shall hold annual elections for such offices. There are no arrangements, understandings or contractual obligations between Digital and any other person requiring the nomination or election of any other person to Digital’s Board of Directors or to any corporate offices.

Mr. Lang has resigned as a Director effective June 21, 2001.

     John C. Flanders, Jr. was elected to the offices of Chief Executive Officer and Director on September 20, 2000, following the acquisition by the Company of 24x7 Development.com. Mr. Flanders is a recognized leader in new media technologies. He was formerly President and Chief Executive Officer of 24x7. Prior to May 31, 2000, Mr. Flanders was the Chief Technology Officer for GlobalNet Financial.com for over 18 months. Prior to joining GlobalNet, Mr. Flanders was founder and Chief Executive Officer of a leading, nationwide developer network, CyberJunction.com Online, Inc. Prior to launching CyberJunction, he served as Vice President Sales and Marketing at eMergingMedia, Inc., a San Francisco based interactive agency. He also served in a management capacity at NETCOM Online Communications Services and THOR24. Before joining the technology industry, he was President and Chief Operating Officer of Flanders, Brunetti and Flanders Investment Management, Inc. Mr. Flanders currently serves on the Boards of Directors of Searchhound, Inc., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Mr. Flanders also serves on the Board of Directors of WiseCapital.com, Inc., a private venture capital firm.

     Kenneth A. Paganini was elected to our Board of Directors on September 21, 2000, following the merger of OTVnet into the Company. Mr. Paganini was the Chief Executive Officer of OTVnet prior to the merger with Digital. He is also the President and Chief Executive Officer of Paganini Electrical Contractors and Paganini Companies. He also serves as the Governor of District 9 for the National Electrical Contractors Association.

     Scott M. Manson was elected to the offices of Chief Financial Officer, President and Treasurer on January 8, 2001. Mr. Manson is a CPA and Attorney at Law. Mr. Manson has over 15 years of financial and legal experience with publicly held and emerging growth companies. Most Recently Mr. Manson was Chief Financial Officer and General Counsel of FTM Media, Inc. a NASDAQ listed provider of internet services to the radio industry. He previously was CFO of Imaging Management Associates, a NASDAQ listed owner and operator of diagnostic imaging centers. In addition Mr. Manson was one of the founders of both “MagazineWeek” and Health New England, the first for profit HMO in the state of Massachusetts. Mr. Manson also serves on the Board of Directors or Advisory Boards of Hardwood Media, Inc., Sivilian Entertainment Group, Inc., Walrus Corporation, Anvil Studios, Inc. Internet Business Centers, Inc. and Morris Street Productions, Inc. Mr. Manson received a Juris Doctor from Hofstra University School of Law and a B.B.A cum laude in Accounting from Hofstra University.

     Seth D. Heyman Prior to joining the Company, Mr. Heyman maintained a successful law practice specializing in Internet business and e-commerce transactions, and also served as Vice President of Corporate Development of The Idealign Group, LLC, a San Diego based Internet Incubator, and as Executive Vice President of PlanetLinxs International, Inc., an international e-commerce development and project management company. Mr. Heyman has also served as corporate counsel to several Internet ventures, and has represented numerous e-commerce concerns and software development companies in connection with mergers, acquisitions, and international joint ventures. Mr. Heyman has also investigated unfair labor practice charges for the City of Phoenix, Arizona, and taught legal research and writing skills to first-year law students at the Arizona State University College of Law. Mr. Heyman received a B.A. from the University of Colorado, and a J.D. from the Arizona State University College of Law.

Executive Compensation

     As of June 20, 2001, the following management personnel were receiving annualized compensation in excess of $100,000 per year: John C. Flanders, Jr., Chief Executive Officer — $ 150,000.

Director and Officer Liability and Indemnification

     The Nevada Domestic Corporation Laws (“NDCL”) permit a Nevada corporation to indemnify a director, officer, employee or agent for judgments or settlements, as well as expenses in the context of third-party actions, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation or, in the case of a criminal action, had no reasonable cause to believe his conduct was unlawful.

     The NDCL grants express authority to a Nevada corporation to purchase and maintain insurance for director and officer liability. Such insurance may be purchased for any officer, director, employee or agent, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

     Article VIII of Digital’s Articles of Incorporation provides that a director or officer of shall not be personally liable to Digital or its stockholders for damages for breach of fiduciary duty as a director or officer, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, and provides that any modification or repeal of Article VIII shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of Digital for acts or omissions prior to such repeal or modification.

     Article IX of Digital’s Articles of Incorporation provides that every person who was or is a party, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is the legal representative, is or was a director or officer of Digital, or is or was serving at the request of Digital as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

     Digital’s Bylaws contain similar, redundant provisions regarding indemnification in Article VII of the Bylaws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers or persons controlling Digital pursuant to the provisions of its Articles of Incorporation or Bylaws, Digital has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

STANDING AUDIT, NOMINATING AND COMPENSATION COMMITTEES

     The Board of Directors has no standing audit, nominating or compensation committees or committees performing similar functions.

AMENDMENT OF ARTICLES OF INCORPORATION

     The Company’s current Certificate of Incorporation, as amended, authorizes the Company to issue 50,000,000 shares of Common Stock. At the present time the Company has outstanding approximately 49,950,000 shares of Common Stock.

The amendment as approved will allow the company to issue 200,000,000 shares of Common Stock. This additional common Stock will allow us to raise additional equity capital and make acquisitions in the future, although we have no current plans for acquisitions.

2000 STOCK OPTION PLAN

Prior to this the company had no Stock Option Plan. The Company has adopted this Plan to promote the interests of the Company, its Affiliated Entities and their respective stockholders by using investment interests in the Company to attract, retain and motivate management and other persons, including officers, directors, employees and certain consultants of the Company and the Affiliated Entities to encourage and reward such persons’ contributions to the performance of the Company and to align their interests with the interests of the Company’s stockholders.

CHANGE OF AUDITORS

Prior to the merger between Digital Bridge, Inc., 24X7 Development.com, OTVnet, Inc. and N2Plus, the Company had used the services of Hood and Strong LLP as their independent auditors. With the merger and the change in executive management, the new management believed that it would be in the best interests of the Company to retain Rotenberg & Co LLP as the Company’s new Independent Auditors. Rotenberg & Company, LLP replaces Hood & Strong LLP as the Company’s independent auditors. There have been no “disagreements” within the meaning of Item 304 (a) (1) (iv) of Regulation S-K or any events of the type listed in Item 304 (a) (1) (v) (A) through (D) of Regulation S-K involving Hood & Strong, LLP that occurred within the Company’s two most recent fiscal years and any subsequent interim period. Hood & Strong LLP’s reports on the financial statements of the Company for the past two fiscal years did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the audit reports on the financial statements for the above periods were modified because of a going concern uncertainty.

During the Company’s two most recent fiscal years and any subsequent interim period, the Company did not consult with Rotenberg & Company, LLP regarding any matters noted in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

The Company does not have an audit committee.

WHERE YOU CAN FIND MORE INFORMATION

Digital is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Reports, proxy statements and other information filed by Digital can be inspected and copied at the public reference facilities at the SEC’s office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the SEC’s Regional Office at Seven World Trade Center, Suite 1300, New York, New York 10048, and at the SEC’s Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the

SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., at prescribed rates. Such reports, proxy statements and other information concerning Digital can also be inspected and copied at the offices of The National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Such material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, this disclosure statement contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made, and other risks listed from time to time in Digital’s SEC filings. These forward-looking statements represent Digital’s judgment as of the date of this document and Digital disclaims any intent or obligation to update these forward-looking statements.

Dated:June 22, 2001	DIGITAL BRIDGE, INC.

/s/ Scott M. Manson

Scott M. Manson, President

INDEX TO EXHIBITS

EXHIBIT NO.	PAGE NO.	DESCRIPTION OF EXHIBIT

3.1	9	Amendment to Corporations Articles of Incorporation

16.2	11	Letter from Hood & Strong, LLP to the Securities and Exchange Commission dated March 2, 2001, regarding the change of auditors.

20.2	12	Digital Bridge 2000 Stock Option Plan